                                                                    EXHIBIT 99.1

                         CC MASTER CREDIT CARD TRUST II
                      Excess Spread Analysis - January 2002

-------------------------------------------------------------------------------------------------------------
Series                                  1995-A             1995-C             1996-C              1998-A
Deal Size                              $400 MM            $400 MM           $271.50 MM           $600 MM
Expected Maturity                      08/15/02           02/18/03           02/16/04            09/15/03
-------------------------------------------------------------------------------------------------------------

Yield                                   20.74%             20.74%              20.74%             20.74%
Less:         Coupon                     2.08%              2.09%               2.06%              2.09%
              Servicing Fee              1.50%              1.50%               1.50%              1.50%
              Net Credit Losses          7.94%              7.94%               7.94%              7.94%

Excess Spread:
              January-02                 9.23%              9.22%               9.25%              9.22%
              December-01                8.33%              8.32%               8.36%              8.33%
              November-01                9.03%              9.02%               9.05%              9.02%
Three month Average Excess Spread        8.86%              8.85%               8.89%              8.86%


Delinquency:

              30 to 59 days              2.27%              2.27%               2.27%              2.27%
              60 to 89 days              1.83%              1.83%               1.83%              1.83%
              90 + days                  3.35%              3.35%               3.35%              3.35%
              Total                      7.45%              7.45%               7.45%              7.45%

Payment Rate                            13.04%             13.04%              13.04%             13.04%